EXHIBIT 99.2



                          NOTICE OF GUARANTEED DELIVERY
                                       For
                        SUBSCRIPTION RIGHTS CERTIFICATES
                                       Of
                   LADENBURG THALMANN FINANCIAL SERVICES INC.

         This form, or one substantially equivalent to this form, must be used to exercise Subscription Rights pursuant to the Rights Offering described in the prospectus, dated _____ __, 2002 (the "Prospectus"), of Ladenburg Thalmann Financial Services Inc., a Florida corporation ("Company"), if a holder of Subscription Rights cannot deliver the Subscription Rights Certificate(s) evidencing the Subscription Rights (the "Subscription Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York City time, on _________, 2002 (as it may be extended, the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mailed to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "Procedures of the Rights Offering - Notice of guaranteed delivery" in the Prospectus.

         Payment of the Subscription Price of $__ per share of common stock subscribed for ("Shares") upon exercise of such Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date, even if the Subscription Rights Certificate evidencing such Subscription Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Rights Certificate evidencing such Subscription Rights must be received by the Subscription Agent within three (3) trading days after the date of execution of the Notice of Guaranteed Delivery.

                           The Subscription Agent is:

                     American Stock Transfer & Trust Company

                                              By Facsimile
                     By Mail:                 Transmission:
                     -------                  ------------
American Stock Transfer & Trust Company      (718) 234-5001
59 Maiden Lane
New York, New York 10038

                      By Hand:
                      -------
American Stock Transfer & Trust Company       To Confirm Receipt of
59 Maiden Lane                                Facsimile and
New York, New York 10038                      For General Information:
                                                (718) 921-8200


DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.



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Ladies and Gentlemen:

         The undersigned hereby represents that he or she is the holder of Subscription Rights Certificate(s) representing Subscription Rights issued by the Company and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Right to subscribe for Shares per Subscription Right represented by such Subscription Rights Certificate and Shares set forth below pursuant to the Over-subscription Privilege described in the Prospectus:

No. of Shares subscribed for pursuant to Basic Subscription Rights:

                           -----------------------------

                           PLUS

No. of Shares subscribed for pursuant to Over-subscription Privilege:

                           -----------------------------

                           TOTAL:
                                 -----------------------------

Multiplied by the Subscription Price of $___ per share: ________________

                  TOTAL PAYMENT DUE:
                                    -----------------------------
                      =====================================

         The undersigned understands that the payment of the Subscription Price of $___ per share for each Share subscribed for pursuant to the Basic Subscription Right and the Over-subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):

         |_|      is being delivered to the Subscription Agent herewith; or

         |_|      has been delivered separately to the Subscription Agent; and

is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

         |_| uncertified check (NOTE: Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has been cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.);

         |_|      certified check;

         |_|      bank draft (cashier's check);

         |_|      postal, telegraphic or express money order; or

         |_|      wire transfer of immediately available funds.

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If by certified check, bank or express money order, please provide the following information:

         Name of maker: _____________________________

         Date of check, draft or money order: ____________________________

         Bank on which check is drawn or issuer of money order: ________________



Signature(s): ___________________________   Address:    ______________________

Name(s):  _______________________________               ______________________
              (please type or print)

Telephone: ______________________________

Subscription Certificate No.(s): __________________


                 THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                              GUARANTEE OF DELIVERY

    (NOT TO BE USED FOR SUBSCRIPTION RIGHTS CERTIFICATE SIGNATURE GUARANTEE)

         The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that within three trading days after the date set forth below, the undersigned will deliver to the Subscription Agent the Subscription Rights Certificates representing the Subscription Rights being exercised hereby, with any required signature guarantees and any other required documents.

Name of Firm: __________________________________

Address: _______________________________________

Area Code and Telephone No.: ___________________

Authorized Signature: __________________________

Name: __________________________________________
            (please type or print)

Title: __________________________________________

Date: ____________________

         The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificates to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.